EXHIBIT (a)(3)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF SERIES E PREFERRED STOCK OF

STRATUS SERVICES GROUP, INC.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the offer of Stratus Services Group, Inc., a Delaware corporation (the “Company”), described in the Prospectus dated February 13, 2004 (the “Offer”), to exchange shares of Series E Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), of the Company, if time will not permit all required documents to reach the Company prior to the Expiration Date.  Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Company.

By mail: Stratus Services Group, Inc. Exchange Offer Department 500 Craig Road, 2nd Floor Manalapan, New Jersey 07726	By hand/overnight courier:: Stratus Services Group, Inc. Exchange Offer Department 500 Craig Road, 2nd Floor Manalapan, New Jersey 07726

Facsimile (for eligible institutions only):  (732) 866-6676

Confirm facsimile by telephone ONLY:  (732) 866-0300

For more information, please contact:

Suzette N. Berrios

Toll free:  (732) 866-0300

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Company and must deliver the Letter of Transmittal for the Common Stock to the Company within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Company’s Prospectus dated February       , 2004 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares as set forth below of Series E Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”) of the Company.

Name (s) of Record Holder	Number of Shares

(please type or print)

Address(es):	Certificate Nos. (if available):

(including zip code)

Area Code and Telephone	If shares will be tendered by book- entry transfer: Name of Tendering Institution

Signatures:	Account Number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, an Eligible Institution (as defined in the Offer), guarantees to deliver to the Company certificates representing the shares of Series E Preferred Stock tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date hereof.

Name of Firm:
(authorized)

Address:	Name:

Title:

Date:
(including zip code)

Area Code and Telephone Number:

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.  SERIES E PREFERRED STOCK CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.